UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, Commercial Vehicle Group, Inc. (the “Company”) announced that C. Timothy Trenary has been appointed as Executive Vice President and Chief Financial Officer, commencing on October 7, 2013. Mr. Trenary will succeed Chad M. Utrup, who resigned from the Company on September 18, 2013 and will remain employed with the Company in a non-executive capacity from October 7, 2013 through November 1, 2013.

Mr. Trenary, age 57, served as Executive Vice President and Chief Financial Officer of ProBuild Holdings LLC, a privately held North American supplier of building materials, from 2010 to 2013. Prior to that, Mr. Trenary served as Senior Vice President & Chief Financial Officer of EMCON Technologies Holdings Limited, a privately held global automotive parts supplier, from 2008 to 2010, and as Vice President and Chief Financial Officer of DURA Automotive Systems, Inc., a publicly held global automotive parts supplier, from 2007 to 2008.

The compensation committee of the board of directors approved compensation for Mr. Trenary which will include a base salary of $425,000 and an annual bonus under the Company’s annual bonus plan based on a target bonus opportunity of 75% of Mr. Trenary’s base salary, pro rated for 2013 based on his start date. The Company will pay or reimburse all documented, reasonable and customary expenses related to Mr. Trenary’s relocation to central Ohio, with a maximum budget of $100,000. Mr. Trenary will receive a one-time signing bonus of $150,000, which will be recoverable by the Company if Mr. Trenary resigns or is terminated for cause within 24 months of his final relocation payment. The amount recoverable will be equal to 1/24th of the signing bonus for each full month left in the repayment period at the time of separation. Mr. Trenary will be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during his employment for which similarly situated employees are generally eligible. Mr. Trenary will be granted, within thirty days of his hire, an award of 40,000 shares of restricted stock under the Company’s Fourth Amended and Restated Equity Incentive Plan, which will vest ratably over three years. Mr. Trenary will also be eligible to receive an additional cash-based performance award under the Company’s long-term incentive plan on terms and conditions no less favorable than those awards granted to other senior officers of the Company, except to the extent duplicative of the restricted stock and signing bonus awarded to Mr. Trenary in connection with his hiring. Mr. Trenary will be entitled to participate in any employee benefit plan that the Company has adopted or may adopt for the benefit of its employees generally, subject to satisfying applicable eligibility requirements, including the Company’s deferred compensation plan. Mr. Trenary’s employment will be subject to a change in control & non-competition agreement to be negotiated and entered into between Mr. Trenary and the Company.

A copy of Mr. Trenary’s offer letter is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

September 30, 2013	By:	/s/ Richard P. Lavin

Name: Richard P. Lavin
Title: President and Chief Executive Officer